As filed with the Securities and Exchange Commission on December 19, 2006
Registration No. 333-128313

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO FORM SB-2 ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UROPLASTY, INC.
(Exact Name of Registrant as specified in its charter)

Minnesota	41-1719250
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
5420 Feltl Road
Minnetonka, Minnesota 55343
Telephone: (952) 426-6140
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
David B. Kaysen
President and Chief Executive Officer
5420 Feltl Road
Minnetonka, Minnesota 55343
Telephone: (952) 426-6140
(Name, address, including zip code and telephone
number, including area code, of agent for service)

Copies to:
Jeffrey C. Robbins, Esq.
Messerli & Kramer P.A.
150 South Fifth Street, Suite 1800
Minneapolis, Minnesota 55402
Telephone: (612) 672-3600
Facsimile: (612) 672-3777

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box . ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Unit	Price	Registration Fee
Common Stock, par value $0.01 per share, issuable upon exercise of warrants	684,992	$2.90(1)	$1,986,477	$232.00
Common Stock, par value $0.01 per share, issuable upon exercise of warrants	50,000	$3.00(2)	$150,000	$18.00
Common Stock, par value $0.01 per share, issuable upon exercise of warrants	50,000	$5.00(3)	$250,000	$29.00
Total				$279.00(4)

(1)	Estimated based on the average of the high and low prices of our common stock on September 8, 2005, as reported on the American Stock Exchange, in accordance with Rule 457(g).
(2)	Estimated based on the exercise price of $3.00 per share, in accordance with Rule 457(g).
(3)	Estimated based on the exercise price of $5.00 per share, in accordance with Rule 457(g).
(4)	The Registrant previously paid $288.00, consisting of $213.00 at the time it filed the initial Registration Statement on September 14, 2005 and an additional $75.00 when it filed Amendment No. 1 on February 21, 2006.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-128313) of Uroplasty, Inc. is being filed solely to reflect in the Calculation of Registration Fee table a reduction in number of shares of common stock being registered. No other changes have been made to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to the Registration Statement (No. 333-128313) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 19, 2006.

UROPLASTY, INC.

By:	DAVID B. KAYSEN

David B. Kaysen
President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement (No. 333-128313) has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title/Capacity	Date

	/s/ DAVID B. KAYSEN David B. Kaysen	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2006

	/s/ MAHEDI A. JIWANI Mahedi A. Jiwani	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 19, 2006

	/s/ R. PATRICK MAXWELL* R. Patrick Maxwell	Chairman of the Board of Directors	December 19, 2006

	/s/ THOMAS E. JAMISON* Thomas E. Jamison	Director	December 19, 2006

	/s/ LEE A. JONES* Lee A. Jones	Director	December 19, 2006

	/s/ JAMES P. STAUNER* James P. Stauner	Director	December 19, 2006

	/s/ SVEN A. WEHRWEIN* Sven A. Wehrwein	Director	December 19, 2006

*By:	/s/ MAHEDI A. JIWANI Mahedi A. Jiwani, as attorney-in-fact